UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio	44503-1203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Douglas M. McKay announced to the Board of Directors of United Community Financial Corp. and its wholly-owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio, that he has decided to retire from his positions as President and Chief Executive Officer of United Community and as a director of United Community and Home Savings effective December 31, 2010. Following his retirement, Mr. McKay will become a Director Emeritus of United Community.

To facilitate the transition of Board leadership, on September 1, 2010, the Board of Directors of United Community Financial Corp. accepted United Community’s Nominating and Governance Committee recommendation that Richard J. Schiraldi, a current director of United Community, be appointed the independent, non-executive Chairman of both the United Community and Home Savings Board of Directors, effective September 1, 2010.

(c) On September 1, 2010, the United Community Board approved the appointment of Patrick W. Bevack, 64 years old, as the President and Chief Executive Officer of United Community in addition to his current role as President and Chief Executive Officer of Home Savings. These appointments will be effective upon Mr. McKay’s retirement and receipt of applicable regulatory approvals.

Mr. Bevack was appointed President and Chief Executive Officer of Home Savings in March 2009. Prior to this, Mr. Bevack had served as President and Chief Operating Officer since January of 2007. From June 2003 through January 2007, Mr. Bevack was Executive Vice President, Chief Financial Officer and Treasurer of Home Savings. Mr. Bevack joined Home Savings in June 2000 and served as Senior Vice President of Mortgage Lending until June 2003. Prior to joining Home Savings, he was Executive Vice President, Chief Financial Officer and Assistant Secretary of Metropolitan Bank and Trust.

Mr. Bevack is a Director of United Community and Home Savings, is a CPA and serves on a number of not-for-profit boards. Shareholders elected Mr. Bevack to the United Community Board in April 2010, and the Nominating and Governance Committee and the Board believe that the attributes, skills and qualifications that Mr. Bevack has developed through over 34 years of service in the banking industry allow him to provide technical knowledge in all operational areas of banking (including administration, operations, audit, accounting and finance, marketing, retail banking and mortgage and commercial lending), and invaluable business and leadership experience to the Board and United Community.

A copy of the press release regarding the above appointments and retirements is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press release dated September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: September 8, 2010